Exhibit 10.40

INDUSTRIAL PROPERTY TRUST INC.

RESTRICTED STOCK AGREEMENT

FOR

[Insert name of Recipient]

1. Award of Restricted Stock. The Administrator hereby grants, as of             (the “Date of Grant”), to             (the “Participant”),             restricted Shares of the Common Stock of Industrial Property Trust, Inc. (collectively the “Restricted Stock”). The Restricted Stock shall be subject to the terms, provisions and restrictions set forth in this Restricted Stock Agreement (the “Agreement”) and the Company’s Private Placement Equity Incentive Plan, as it may be amended from time to time (the “Plan”), which is incorporated herein for all purposes. As a condition to entering into this Agreement, and as a condition to the issuance of any Shares (or any other securities of the Company), the Participant agrees to be bound by all of the terms and conditions herein and in the Plan. You must return an executed copy of this Agreement to the Company prior to first vesting date; if you fail to do so, the Restricted Stock award may be rendered null and void in the Company’s discretion. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2. Vesting of Restricted Stock.

(a) General Vesting. The Shares of Restricted Stock shall become vested in the following amounts, at the following times and upon the following conditions, provided that the Termination of Service of the Participant does not occur before the applicable date on which the Shares of Restricted Stock become vested (the “Vesting Date”):

Number of Shares of Restricted Stock	Vesting Date
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
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Except as otherwise provided in Sections 2(b) and 4 hereof, there shall be no proportionate or partial vesting of Shares of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of Shares of Restricted Stock shall occur only on the applicable Vesting Date.

(b) Acceleration of Vesting at Company Discretion. Notwithstanding any other term or provision of this Agreement, the Board or the Administrator shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Participant, the Company and the Employer of the Participant, or any corporate transaction relating to the Company, to accelerate the vesting of any Shares of Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Board or the Administrator shall deem advisable.

(c) Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

(i) “Non-Vested Shares” means any portion of the Shares of Restricted Stock subject to this Agreement that has not become vested pursuant to this Section 2.

(ii) “Vested Shares” means any portion of the Shares of Restricted Stock subject to this Agreement that is and has become vested pursuant to this Section 2.

3. Delivery of Restricted Stock.

(a) Issuance of Stock Certificates and Legends. One or more stock certificates evidencing the Shares of Restricted Stock shall be issued in the name of the Participant but shall be held and retained by the records administrator of the Company until the date (the “Applicable Date”) on which the Shares (or a portion thereof) of Restricted Stock become Vested Shares. All such stock certificates shall bear the following legend, along with such other legends that the Administrator shall deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING, TRANSFER AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

(b) Stock Powers. The Participant shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing Shares of Restricted Stock (or if Shares are issued without certificates, corresponding to all of the Shares of Restricted Stock registered in the name of the Participant) until such Shares become Vested Shares. If the Participant shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Participant hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Shares of Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

(c) Delivery of Stock Certificates. On or after each Applicable Date, upon written request to the Company by the Participant, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all Shares that become Vested Shares on that Applicable Date, which certificate(s) shall be delivered to the Participant as soon as administratively practicable after the date of receipt by the Company of the Participant’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under any applicable securities laws). If the Shares are issued without certificates, then on or after each Applicable Date, upon written request to the Company by the Participant, the Company shall promptly take such action as shall be necessary or appropriate to reflect on the Company’s books and records (and on the books and records of the transfer agent for the Company’s Shares), that those Shares that vest on that Applicable Date are Vested Shares.

(d) Issuance Without Certificates. If the Company is authorized to issue Shares without certificates, then the Company may, in the discretion of the Administrator, issue Shares pursuant to this Agreement without certificates.

4. Forfeiture of Shares. Notwithstanding any other provision of this Agreement to the contrary, the Participant’s Vested Shares and Non-Vested Shares will be immediately forfeited under the following circumstances:

(a) Cause. All of Participant’s Vested Shares and Non-Vested Shares shall be forfeited immediately and without compensation if the Participant’s Termination of Service is by the Company for Cause.

(b) Confidentiality. All of the Participant’s Vested Shares and Non-Vested Shares shall be forfeited immediately and without compensation if the Participant discloses any Confidential Information (as defined below) in violation of this subsection. Participant acknowledges that during Participant’s employment by the Company or any Plan Related Party, and as a result of the confidential relationship with the Company or any Plan Related Party, Participant has access to and will receive Confidential Information, including but not limited to Trade Secrets (as defined below) and that the Confidential Information, including, but not limited to, Trade Secrets is a highly valuable asset of the Company or any Plan Related Party and provides a competitive advantage. Accordingly, during Participant’s employment with the Company or any Plan Related Party and following the termination of such employment regardless of the reason, Participant shall retain in strict confidence and shall not use or retain for the benefit of Participant or any third party or for any purpose whatsoever or divulge, disseminate or disclose to any third party (other than in the furtherance of the business purposes of the Company or any Plan Related Party) all Confidential Information, including Trade Secrets. As used herein, “Confidential Information” means:

(i) trade secrets, defined as including but not limited to information concerning the business and affairs of the Company or any Plan Related Party (“Trade Secrets”), including, without limitation, any of the information described below in subparagraphs (ii), (iii) and (iv) ;

(ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, customer and key contact lists, investor lists, marketing strategies or studies, slide presentations, selling group lists, employee information, market studies, business plans, computer software and programs, systems, structures and architectures, and any other confidential information, however documented, belonging to Company or any Plan Related Party;

(iii) information that is not widely and publicly known concerning the business and affairs of the Company or any Plan Related Party (including, without limitation, historical financial statements, financial projections, budgets and plans, market studies, selling group lists, the names, contact information and backgrounds of personnel, and personnel training techniques and materials), however documented; and

(iv) notes, analyses, compilations, studies, summaries, computer files and disks, and other material containing or based, in whole or in part, on any information included in the foregoing.

Participant acknowledges that the unauthorized use and disclosure of such Confidential Information could have an adverse effect on the Company and the Plan Related Parties and their respective businesses; and the provisions of this Section 4(b) on confidentiality are reasonable and necessary to prevent such use or disclosure of Confidential Information. Participant’s obligations of confidentiality hereunder do not apply to any Confidential Information which: (A) Participant can demonstrate has become widely and publicly known through no fault of Participant or of anyone known by Participant to be in breach of a confidentiality obligation to the Company or a Plan Related Party, or (B) is required to be disclosed by law (provided that Participant gives Company advance notice of such prospective disclosure and the opportunity to seek a protective order or similar relief).

Upon the termination of Participant’s employment with Company or any Plan Related Party, or upon Company’s or any Plan Related Party’s reasonable request, Participant shall immediately deliver to Company or its designee (and shall not keep in Participant’s possession or deliver to any other person or entity) all Confidential Information and all other Company or Plan Related Party property in Participant’s possession or control. Participant understands and agrees that compliance with this Section 4(b) may require that data be deleted from Participant’s personal computer equipment, and accordingly, upon Company request, Participant will delete such Confidential Information from Participant’s personal computer following such termination and certify in writing to Company that such Confidential Information has been deleted from his or her personal computer (and any other electronic location) and cannot be recovered.

Nothing in this section shall preclude the giving of truthful testimony under oath or the making of truthful statements to government agencies. Further, nothing in this section requires the prior authorization of the Company to make any such statements, reports or disclosures or requires any notification to the Company that any such statements, reports or disclosures have been made.

(c) Completion of Annual Certification and Exit Survey. All of the Participant’s Vested Shares and Non-Vested Shares shall be forfeited immediately and without compensation if the Participant refuses to complete an Annual Certification (as defined below) or Exit Survey (as defined below).

(i) Participant agrees that, as a condition precedent to the grant provided by this Agreement and any benefits hereunder (and as a material inducement for the Company to provide such grant and each such benefit), to complete promptly an Annual Certification if requested to do so at any time and from time to time. As used herein, “Annual Certification” means, without limitation, any certification, statement or similar document presented by the Company in which the Participant is asked to identify with specificity, among other things, any violations of laws, ethics or policies of the Company or any Plan Related Party of which Participant is aware, and any grievances, concerns or complaints that the Participant may have or about which the Participant may be aware involving the Company or any Plan Related Party. Participant shall be required to promptly, timely, truthfully and fully complete such Annual Certification and to certify that such answers are true and correct to Participant’s knowledge; and Company and the applicable Plan Related Party shall treat information provided by the Participant pursuant to the Company’s whistleblower policies.

(ii) Participant agrees to complete an Exit Survey if requested to do so at the time Participant’s employment with the Company or any Plan Related Party is terminated for any reason. As used herein, “Exit Survey” means, without limitation, any survey, questionnaire, or other similar document intended to solicit information from Participant regarding the Company or its Plan Related Parties and the Participant’s employment therewith, including, among other things any violations of laws, ethics or policies of the Company or any Plan Related Party of which Participant is aware, and any grievances, concerns or complaints that the Participant may have or about which the Participant may be aware involving the Company or any Plan Related Party. Participant shall be required to promptly, timely, truthfully and fully complete such Exit Survey and to certify that such answers are true and correct to Participant’s knowledge; and Company and the applicable Plan Related Party shall treat information provided by the Participant pursuant to the Company’s whistleblower policies.

(d) Forfeiture of Shares That Have Been Sold. If the Participant forfeits any Vested Shares that the Participant has previously sold, assigned, exchanged, pledged, or otherwise transferred so as to be unable to comply with the Company’s written demand to forfeit such Vested Shares, the Company, in its sole and absolute discretion, may require that Participant pay to the Company, within 30 days of the Company’s written notice demanding such payment, an amount equal to the aggregate Fair Market Value, determined on the applicable Vesting Date(s), of any Vested Shares that the Participant is unable to deliver to the Company.

(e) Compliance with Law. If necessary to satisfy any law, regulation, rule or administrative decision with respect to the Company’s or any Plan Related Party’s ongoing operations, including any ongoing offering of Common Stock, the Company shall have authority to cause the forfeiture of any Vested Shares or Non-Vested Shares and replace any such forfeited Vested Shares or Non-Vested Shares with a form of compensation that is, as close as reasonably practicable as determined in the Administrator’s discretion, economically equivalent as of the date of such replacement or modification. This subsection 4(e) shall not apply with respect to any Vested Shares that the Participant has previously sold, assigned, exchanged, pledged, or otherwise transferred in compliance with this Agreement, so as to be unable to comply with the Company’s written demand to forfeit such Vested Shares.

5. Enforcement.

(a) The Participant acknowledges and agrees that his or her obligations of confidentiality set forth in Section 4(b) are independent covenants and agreements and can be enforced by the Company or any Plan Related Party separate and apart from this Agreement, and are a condition precedent to this Agreement. Therefore, in addition to any other provision or remedy set forth in this Agreement, the Company or any Plan Related Party shall be entitled to all remedies at law and equity resulting from breach of the obligations of confidentiality set forth in Section 4(b) and such remedies shall be cumulative with all provisions of this Agreement.

(b) The Participant acknowledges and agrees that the injury that would be suffered by the Company or its Affiliates as a result of disclosure in violation of Section 4(b) would be irreparable and that an award of monetary damages to the Company or its Affiliates for such a breach would be an inadequate remedy. Consequently, the forfeiture of both Vested Shares and Non-Vested Shares is fair and reasonable under the circumstances.

(c) If any provision of Section 4 is held to be unreasonable, arbitrary, or against public policy, such covenant and corresponding forfeiture will be considered to be divisible, including with respect to scope, time, geographic area and number of Vested Shares and Non-Vested Shares to be forfeited, and such lesser scope, time, geographic area or number of Vested Shares and Non-Vested Shares, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Participant to the maximum extent permitted by applicable law.

6. Rights with Respect to Restricted Stock.

(a) General. Except as otherwise provided in this Agreement, the Participant shall have, with respect to all of the Shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of Shares of common stock of the Company, including without limitation (i) the right to vote such Shares of Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Shares of Restricted Stock from time to time, and (iii) the rights available to all holders of Shares upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any cash dividends (or dividends paid in the form of property other than Shares) paid with respect to any Shares of Restricted Stock shall be paid at the same time as those dividends are paid by the Company to other holders of Shares (reduced by any applicable federal, state, local or foreign withholding taxes thereon). Any Shares issued to the Participant as a dividend with respect to Shares of Restricted Stock shall have the same status and transfer restrictions and bear the same legend as the Shares of Restricted Stock and shall be held by the Company, if the Shares of Restricted Stock that such dividend is attributed to are being so held, unless otherwise determined by the Administrator. The Shares awarded pursuant to this Agreement shall not be eligible for redemption under the Company’s Share Redemption Program, effective as of August 8, 2013, and as may be further amended.

(b) Adjustments to Shares. If at any time while this Agreement is in effect (or Shares granted hereunder shall be or remain Non-Vested Shares prior to the Termination of Service of the Participant for any reason), there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Board or the Administrator shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Shares of Restricted Stock then subject to this Agreement. If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c) No Restrictions on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Shares of Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares of Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Shares of Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; (vi) any dividend or other distribution of cash, Shares or other property by the Company; or (vii) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

7. Transferability. (a) Unless otherwise determined by the Administrator, the Shares of Restricted Stock are not transferable unless and until they become Vested Shares in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. Except as otherwise permitted pursuant to the first sentence of this Section 7(a), any attempt to effect a Transfer (as defined below) of any Shares of Restricted Stock prior to the date on which the Shares become Vested Shares shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

(b) Transfers of Vested Shares other than upon the Participant’s death will be permitted on a case-by-case basis if approved by the Administrator. Such transfers must comply with applicable securities laws; the Restricted Stock has not been registered under the Securities Act, or the securities laws of any other jurisdiction and may not be offered, sold, transferred or delivered, directly or indirectly, nor will any assignee or endorsee hereof be recognized as an owner hereof by the Company for any purpose, unless (i) such Restricted Stock is registered under the Securities Act and any other applicable state securities laws, or (ii) an exemption from registration under the Securities Act and any other applicable state securities laws is available and established to the satisfaction of counsel for the Company. Any attempt to Transfer Vested Shares without compliance with this Section 7(b) shall be voidable at the option of the Company. The Transfer restrictions in this paragraph will be lifted upon termination of the Participant’s Termination of Service for any reason, except that, other than with respect to Transfers upon a Participant’s death, the Company shall continue to have the right to confirm to its reasonable satisfaction prior to any Transfer that such Transfer complies with applicable securities laws.

8. Tax Matters; Section 83(b) Election.

(a) Section 83(b) Election. If the Participant properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Shares of Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Participant shall make arrangements satisfactory to the Employer of the Participant to pay to the Employer of the Participant any federal, state, local or foreign income taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such tax payments as are required, the Employer of the Participant shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to the Participant under this Agreement) otherwise due to the Participant any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b) No Section 83(b) Election. If the Participant does not properly make the election described in Section 8(a) above, the Participant shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Employer of the Participant, or make arrangements satisfactory to the Employer of the Participant for payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the Shares of Restricted Stock (including without limitation the vesting thereof), and the Employer of the Participant shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to the Participant under this Agreement) otherwise due to Participant any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to the Shares of Restricted Stock.

(c) Satisfaction of Withholding Requirements. The Participant may satisfy the withholding requirements with respect to the Shares of Restricted Stock pursuant to any one or combination of the following methods:

(i) payment in cash; or

(ii) if and to the extent permitted by the Administrator, payment by surrendering unrestricted previously held Shares or the withholding of Vested Shares that otherwise would be deliverable to the Participant pursuant to this Award, which have a value equal to the required minimum statutory withholding amount. The Participant may surrender Shares either by attestation or by delivery of a certificate or certificates for Shares duly endorsed for transfer to the Company, and, if required, with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Administrator may require).

(d) Participant’s Responsibilities for Tax Consequences. The tax consequences to the Participant (including without limitation federal, state, local and foreign income tax consequences) with respect to the Shares of Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Participant. The Participant shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Participant’s filing, withholding and payment (or tax liability) obligations.

9. Amendment, Modification & Assignment; Non-Transferability.

(a) The Plan may be wholly or partially amended or otherwise modified, suspended, or terminated in accordance with its terms.

(b) This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Participant’s rights hereunder) may not be assigned, and the obligations of Participant hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Participant and his heirs and legal representatives and on the successors and assigns of the Company.

10. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

11. Miscellaneous.

(a) No Right to (Continued) Employment or Service. This Agreement and the grant of Shares of Restricted Stock hereunder shall not shall confer, or be construed to confer, upon the Participant any right to employment or service, or continued employment or service, with any Employer.

(b) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Employer from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c) Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Shares of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d) No Trust or Fund Created. Neither this Agreement nor the grant of Shares of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Participant or any other person. To the extent that the Participant or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland (without reference to the conflict of laws rules or principles thereof).

(f) Interpretation. The Participant accepts the Shares of Restricted Stock subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement or the Plan.

(g) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Chief Financial Officer at 518 17th Street, 17th Floor, Denver, CO 80202, or if the Company should move its principal office, to such principal office, and, in the case of the Participant, to the Participant’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i) Section 409A.

(a) It is intended that the Restricted Stock awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that the Agreement does not provide for a deferral of compensation and accordingly that the Agreement does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. The provisions of this Agreement shall be interpreted in a manner consistent with that intention.

(b) Notwithstanding the foregoing, the Company does not make any representation to the Participant or any beneficiary of the Participant that the Shares of Restricted Stock awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary of the Participant for any tax, additional tax, interest or penalties that the Participant or any beneficiary of the Participant may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

(j) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

(l) Arbitration. To the extent that a dispute arises between the parties under this Agreement, the parties agree to attempt to settle such dispute through non-binding mediation to be held for a maximum of one day administered by the Judicial Arbiter Group (“JAG”), before a mutually-agreed representative of JAG, in accordance with its commercial mediation rules then in effect. If such dispute cannot be resolved through mediation, it shall be resolved by binding arbitration before a panel of three arbitrators of JAG (selected by the JAG mediator) under the commercial arbitration rules then in effect. Each party shall bear its own legal, accounting and other similar fees incurred in connection with such arbitration; provided that (a) the losing party shall bear the costs of such arbitration and (b) the arbitrators shall award legal fees to the prevailing party in such dispute. Such arbitration and determination shall be final and binding on the parties and judgment may be entered upon such determination in any court having jurisdiction thereof (and such judgment enforced, if necessary, through judicial proceedings). It is understood and agreed that the arbitrators shall be specifically empowered to designate and award any remedy available at law or in equity, including specific performance. The parties agree that any such mediation or arbitration shall be conducted in Denver, Colorado. This arbitration provision is in no way intended to reduce or modify the sole and absolute discretion afforded to the Administrator under the Plan.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

INDUSTRIAL PROPERTY TRUST INC.

By:
Name: Thomas G. McGonagle
Title: Chief Financial Officer

Agreed and Accepted:

PARTICIPANT:

By:
[Insert name of Participant]